UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2019

LIVEXLIVE MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38249	98-0657263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 South Beverly Drive, Suite #1450 Beverly Hills, CA 90212
(Address of Principal Executive Offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2019, LiveXLive Media, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional investors pursuant to which the Company agreed to sell a total of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $2.10. The gross proceeds to the Company will be $10,500,000. The transaction to be effected pursuant to the Securities Purchase Agreements is referred to herein as the “Offering.”

The Offering is expected to close on or about July 30, 2019, subject to the satisfaction of customary closing conditions. The net proceeds of the Offering to the Company are expected to be approximately $9,608,000, after deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds for monthly repayments of its debentures, working capital and general corporate purposes, including without limitation future acquisitions, purchases of outstanding warrants and capital expenditures. The Offering is being made pursuant to the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-228909), which was filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2018 and went effective on February 7, 2019, and a prospectus supplement relating to the Offering filed with the SEC on July 26, 2019.

The representations, warranties and covenants contained in the Securities Purchase Agreements were made solely for the benefit of the parties to the Securities Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreements is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the placement agent for the Offering pursuant to a Placement Agency Agreement, dated July 25, 2019, by and between the Company and A.G.P. (the “Placement Agency Agreement”). Under the Placement Agency Agreement, A.G.P. agreed to use commercially reasonable “best efforts” to arrange for the sale of the Common Stock. The Company agreed to pay A.G.P. a cash fee equal to 7% of the gross proceeds from the sale of 2,500,000 of the shares of Common Stock sold in the Offering, plus $50,000 for fees and expenses of A.G.P.’s legal counsel for the Offering. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, the Company paid a financial advisor $325,000 in connection with the Offering.

The foregoing descriptions of the Placement Agency Agreement and the Securities Purchase Agreements do not purport to be complete and are each qualified in its entirety by reference to the full text of the Placement Agency Agreement and the form of the Securities Purchase Agreements, which are filed as Exhibits 10.2 and 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

This Current Report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure.

On July 25, 2019, the Company issued a press release, announcing the pricing of the Offering. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1*	Form of Securities Purchase Agreement between LiveXLive Media, Inc. and certain investors.

10.2*	Placement Agency Agreement, dated July 25, 2019, between LiveXLive Media, Inc. and A.G.P./Alliance Global Partners.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

99.1**	Press Release dated July 25, 2019.

*	Filed herewith.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

By:	/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Chief Executive Officer and Chairman of the Board of Directors

Date: July 26, 2019

3